Exhibit 99.1

FOR IMMEDIATE RELEASE OCTOBER 25, 2023	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE NINE MONTHS AND QUARTER ENDED

SEPTEMBER 30, 2023

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $6.9 million, or $1.60 per diluted share, for the nine months ended September 30, 2023, as compared to $11.1 million, or $2.67 per diluted share, for the corresponding prior year period. For the quarter ended September 30, 2023, the Bancorp’s net income totaled $2.2 million, or $0.51 per diluted share, as compared to $4.6 million, or $1.07 per share, for the quarter ending September 30, 2022. Selected performance metrics are as follows for the periods presented:

Performance Ratios	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Return on equity	6.55%	7.05%	6.42%	12.96%	13.65%	6.68%	9.98%
Return on assets	0.42%	0.46%	0.43%	0.78%	0.88%	0.44%	0.73%
Noninterest income / average assets	0.46%	0.57%	0.50%	0.56%	0.51%	0.51%	0.57%
Noninterest expense / average assets	2.59%	2.66%	2.75%	3.07%	2.90%	2.67%	3.04%
Efficiency ratio	86.88%	82.11%	82.35%	79.63%	74.54%	83.68%	78.72%

“Our customers remain our top priority, as well as the internal variables of our operations that we control. Operating expense control continues to show results, and we have been able to continue to improve credit quality. Internal efforts have resulted in stronger operations while we manage through the current interest rate cycle,” said Benjamin Bochnowski, chairman and chief executive officer. “We recognize the potential for higher-for-longer interest rates, and are evaluating capital, the balance sheet, and the margin appropriately. A smaller, more effective bank will be better suited to endure the interest rate cycle, and our attempts to shrink the balance sheet are evidenced in our asset levels this quarter. Finward will continue to evaluate all options to optimize our profile, while driving capital, earnings, and tangible book value as we work through the current cycle.”

Highlights of the year-to-date period include:

●

Net interest margin - The net interest margin for the nine months ended September 30, 2023, was 2.89%, compared to 3.56% for the nine months ended September 30, 2022. The tax-adjusted net interest margin (a non-GAAP measure) for the nine months ended September 30, 2023, was 3.04%, compared to 3.75% for the nine months ended September 30, 2022. The decreased net interest margin is primarily the result of the increase in short-term interest rates relative to long-term interest rates as part of the Federal Reserve’s response to high inflation. We anticipate the compression seen in the first nine months of the year could continue, unless target rates decrease, and our interest-bearing liabilities are able to be repriced at those lower rates. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

●

Funding - On September 30, 2023, deposits totaled $1.784 billion, compared to $1.775 billion on December 31, 2022, an increase of $9.0 million or 0.5%. As of September 30, 2023, core deposits totaled $1.2 billion, compared to $1.4 billion on December 31, 2022, a decrease of $170.9 million or 12.1%. Core deposits include checking, savings, and money market accounts and represented 69.6% of the Bancorp’s total deposits at September 30, 2023. Through the first nine months of 2023, balances for checking and savings accounts decreased as balances migrated into higher yielding accounts. On September 30, 2023, balances for certificates of deposit totaled $543.0 million, compared to $363.1 million on December 31, 2022, an increase of $179.9 million or 49.5%. The decrease in core deposits and increase in certificate of deposit balances is related to customer preferences for higher yielding deposits. In addition, on September 30, 2023, borrowings and repurchase agreements totaled $148.3 million, compared to $135.5 million at December 31, 2022, an increase of $12.8 million or 9.5%. The increase in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities. As of September 30, 2023, 73% of our deposits are fully FDIC insured, and another 8% are further backed by the Indiana Public Deposit Insurance Fund, an overall increase of 1% from the amount as of June 30, 2023, of 71% of deposits being fully FDIC insured, and 9% backed by the Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. The Bancorp has available liquidity of $749 million including borrowing capacity from the FHLB and Federal Reserve facilities.

●

Unrealized losses on the securities portfolio - Accumulated other comprehensive losses were $78.8 million as of September 30, 2023, compared to $64.3 million on December 31, 2022, an increase of $14.5 million or 22.6%. The yield on the securities portfolio improved on a year-to-date basis to 2.39% for the nine months ended September 30, 2023, up from 2.17% for the nine months ended September 30, 2022. The effective duration of the securities portfolio was 6.6 years as of September 30, 2023. Management continually monitors the securities portfolio for restructuring opportunities but has not yet found economically viable options. Other than potential restructuring, management does not currently anticipate the need to realize losses from sales in the securities portfolio, as losses are currently driven by the interest rate environment and management expects such losses to be fully recoverable. Further, it remains unlikely the Bank will be required to sell the investments in the portfolio before recovery of their amortized cost basis, which may be at maturity.

●

Gain on sale of loans - Increases in mortgage rates have slowed the sale of fixed rate mortgage loans into the secondary market. As a result, gains from the sale of loans for the nine months ended September 30, 2023, totaled $729 thousand, down from $1.2 million for the nine months ended September 30, 2022. During the nine months ended September 30, 2023, the Bank originated $30.4 million in new fixed rate mortgage loans for sale, compared to $40.8 million during the nine months ended September 30, 2022. During the nine months ended September 30, 2023, the Bank originated $31.8 million in new mortgage loans retained in its portfolio, compared to $78.8 million during the nine months ended September 30, 2022. Total mortgage originations for the three-month period ending September 30, 2023, totaled $25.5 million, an increase of $2.8 million from the amount for the three-month period ending June 30, 2023, totaling $22.7 million. This increase was primarily driven by seasonal demand for mortgages peaking in the spring and summer months. These retained loans are primarily construction loans and adjustable-rate loans with a fixed-rate period of 7 years or less, and the Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

●

Commercial lending - The Bank’s aggregate loan portfolio totaled $1.53 billion on September 30, 2023, compared to $1.51 billion on December 31, 2022, an increase of $12.0 million or 0.8%. The increase is the result of organic loan portfolio growth. During the nine months ended September 30, 2023, the Bank originated $186.8 million in new commercial loans, compared to $296.8 million during the nine months ended September 30, 2022. The loan portfolio represents 79.2% of earning assets and is comprised of 62.5% commercial related credits. At September 30, 2023, the Bancorp’s held loan balances in commercial real estate owner occupied properties of $217.3 million or 14.2% of total loan balances and commercial real estate non-owner occupied properties of $281.2 million of 18.4% of total loan balances. Of the $281.2 million in commercial real estate non-owner occupied properties balances, loans collateralized by office build represented $41.8 million or 2.7% of total loan balances.

●

Asset quality - At September 30, 2023, non-performing loans totaled $10.1 million, compared to $18.4 million at December 31, 2022, a decrease of $8.3 million or 45.2%. The Bank’s ratio of non-performing loans to total loans was 0.66% at September 30, 2023, compared to 1.21% at December 31, 2022. The Bank’s ratio of non-performing assets to total assets was 0.54% at September 30, 2023, compared to 0.94% at December 31, 2022. The decrease in non-performing loans is primarily the result of management’s strategic non-performing asset management which includes proactive relationship management and note sales. At September 30, 2023, the allowance for credit losses (ACL) totaled $19.4 million and is considered adequate by management. For the quarter ended September 30, 2023, charge-offs, net of recoveries, totaled $1.1 million. The allowance for credit losses as a percentage of total loans was 1.27% at September 30, 2023, and the allowance for credit losses as a percentage of non-performing loans, or coverage ratio, was 192.9% at September 30, 2023. On January 1, 2023, the Bancorp adopted ASU No. 2016-13 resulting in an implementation entry of $8.3 million, increasing the ACL by $5.2 million and unfunded commitment liability of $3.1 million, and also resulting in retained earnings decreasing $6.1 million and generating a deferred tax asset of $2.2 million. The majority of the implementation entry is related to including acquired loan portfolios in the model and the addition of using economic forecasts in estimating future losses. In addition, $1.0 million of non-accretable credit loan discounts on purchase credit impaired loans now classified as purchase credit deteriorated were reallocated to the ACL.

●

Operating Expenses: Non-interest expense as a percent of average assets was 2.67% for the nine months ended September 30, 2023, as compared to 3.04% for the same period in 2022. Recent branch closures have had a positive impact on this number. Management also continues to improve efficiency in personnel and has netted a reduction of 17 full time equivalents, or 6%, through the nine months ended September 30, 2023. Compensation and benefits expense is down 4.7% for the nine months ended September 30, 2023, compared to the same period in 2022.

●

Capital Adequacy - As of September 30, 2023, the Bank’s tier 1 capital to adjusted average assets ratio totaled 7.8%, an increase of 0.2% from the ratio as of June 30, 2023, of 7.6%, and is within all regulatory capital requirements, and continues to be considered well capitalized. The Bancorp’s tangible book value per share was $21.63 at September 30, 2023, down from $25.41 as of December 31, 2022 (a non-GAAP measure). Tangible common equity to total assets was 4.46% at September 30, 2023, down from 5.27% as of December 31, 2022 (a non-GAAP measure). The decrease is due to increased accumulated other comprehensive losses compared to year-ended December 31, 2022. Excluding accumulated other comprehensive losses, tangible book value per share decreased to $39.96 as of September 30, 2023, from $40.36 as of December 31, 2022 (a non-GAAP measure). The decrease is related to a reduction of retained earnings of $6.1 million due to the impact of the adoption of ASU No. 2016-13 and the payment of dividends of $4.0 million. See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for accumulated other losses, tangible capital as a percentage of tangible assets, and tangible capital as a percentage of tangible assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release the Bancorp also is providing certain financial measures that are identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible common equity adjusted for accumulated other losses, tangible book value per share, tangible book value per share adjusted for accumulated other losses, tangible common equity/total assets, adjusted net interest margin, and efficiency ratio, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Return on equity	6.55%	7.05%	6.42%	12.96%	13.65%	6.68%	9.98%
Return on assets	0.42%	0.46%	0.43%	0.78%	0.88%	0.44%	0.73%
Yield on loans	5.02%	4.91%	4.67%	4.66%	4.34%	4.87%	4.23%
Yield on security investments	2.41%	2.36%	2.39%	2.44%	2.30%	2.39%	2.17%
Total yield on earning assets	4.51%	4.43%	4.22%	4.21%	3.88%	4.39%	3.69%
Cost of deposits	1.95%	1.66%	1.14%	0.57%	0.23%	1.58%	0.15%
Cost of repurchase agreements	3.83%	3.78%	2.65%	2.06%	0.98%	3.59%	0.59%
Cost of borrowed funds	4.48%	4.53%	4.74%	5.19%	2.52%	4.58%	1.71%
Total cost of funds	2.16%	1.89%	1.41%	0.81%	0.27%	1.82%	0.16%
Noninterest income / average assets	0.46%	0.57%	0.50%	0.56%	0.51%	0.51%	0.57%
Noninterest expense / average assets	2.59%	2.66%	2.75%	3.07%	2.90%	2.67%	3.04%
Net noninterest margin / average assets	-2.13%	-2.09%	-2.25%	-2.52%	-2.39%	-2.16%	-2.47%
Efficiency ratio	86.88%	82.11%	82.35%	79.63%	74.54%	83.68%	78.72%
Effective tax rate	-22.20%	3.86%	12.53%	1.12%	11.14%	0.30%	11.41%

Non-performing assets to total assets	0.54%	0.62%	1.02%	0.94%	0.58%	0.54%	0.58%
Non-performing loans to total loans	0.66%	0.80%	1.34%	1.21%	0.73%	0.66%	0.73%
Allowance for credit losses to non-performing loans	192.89%	158.26%	96.15%	70.18%	122.64%	192.89%	122.64%
Allowance for credit losses to loans outstanding	1.27%	1.27%	1.29%	0.85%	0.89%	1.27%	0.89%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Basic earnings per share	$0.52	$0.57	$0.52	$0.93	$1.07	$1.60	$2.68
Diluted earnings per share	$0.51	$0.57	$0.51	$0.93	$1.07	$1.60	$2.67
Net worth / total assets	5.70%	6.33%	6.66%	6.59%	5.75%	5.70%	5.75%
Book value per share	$27.68	$31.77	$32.47	$31.73	$27.46	$27.68	$27.46
Closing stock price	$22.00	$22.00	$29.10	$36.20	$34.01	$22.00	$34.01
Price per earnings per share	$10.67	$9.59	$14.10	$9.70	$7.92	$10.28	$9.53
Dividend declared per common share	$0.31	$0.31	$0.31	$0.31	$0.31	$0.93	$0.93

Common equity tier 1 capital to risk-weighted assets	10.2%	10.0%	10.0%	10.0%	9.8%	10.2%	9.8%
Tier 1 capital to risk-weighted assets	10.2%	10.0%	10.0%	10.0%	9.8%	10.2%	9.8%
Total capital to risk-weighted assets	11.2%	11.0%	11.0%	10.9%	10.7%	11.2%	10.7%
Tier 1 capital to adjusted average assets	7.8%	7.6%	7.7%	7.7%	7.5%	7.8%	7.5%

Non-GAAP Performance Ratios	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Net interest margin - tax equivalent	2.87%	3.03%	3.23%	3.73%	3.84%	3.04%	3.75%
Tangible book value per diluted share	$21.63	$25.64	$26.24	$25.41	$20.99	$21.63	$20.99
Tangible book value per diluted share adjusted for AOCI	$39.96	$39.62	$39.23	$40.36	$39.57	$39.96	$39.57
Tangible common equity to total assets	4.46%	5.11%	5.38%	5.27%	4.39%	4.46%	4.39%
Tangible common equity to total assets adjusted for AOCI	8.23%	7.89%	8.05%	8.38%	8.28%	8.23%	8.28%

Quarter Ended
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	September 30, 2023			September 30, 2022
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$33,201	$347	4.18	$24,732	$110	1.78
Federal funds sold	930	11	4.73	1,579	6	1.52
Certificates of deposit in other financial institutions	-	-	-	1,899	9	1.90
Securities available-for-sale	362,981	2,191	2.41	394,796	2,271	2.30
Loans receivable*	1,526,459	19,161	5.02	1,484,678	16,122	4.34
Federal Home Loan Bank stock	6,547	55	3.36	3,038	21	2.76
Total interest earning assets	1,930,118	$21,765	4.51	1,910,722	$18,539	3.88
Cash and non-interest bearing deposits in other financial institutions	19,116			21,954
Allowance for credit losses	(19,684)			(13,487)
Other noninterest bearing assets	154,221			149,950
Total assets	$2,083,771			$2,069,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,451,820	$7,066	1.95	$1,487,630	$871	0.23
Repurchase agreements	46,025	441	3.83	20,781	51	0.98
Borrowed funds	101,683	1,138	4.48	17,456	110	2.52
Total interest bearing liabilities	1,599,528	$8,645	2.16	1,525,867	$1,032	0.27
Non-interest bearing deposits	316,084			386,332
Other noninterest bearing liabilities	34,332			23,458
Total liabilities	1,949,944			1,935,657
Total stockholders' equity	133,827			133,482
Total liabilities and stockholders' equity	$2,083,771			$2,069,139

Return on average assets	0.42%			0.88%
Return on average equity	6.55%			13.65%
Net interest margin (average earning assets)	2.72%			3.67%
Net interest margin (average earning assets) - tax equivalent	2.87%			3.84%
Net interest spread	2.35%			3.61%
Ratio of interest-earning assets to interest-bearing liabilities	1.21x			1.25x

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	September 30, 2023			September 30, 2022
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS		`			`
Interest bearing deposits in other financial institutions	$31,171	$1,112	4.76	$24,268	$163	0.90
Federal funds sold	1,158	38	4.38	3,561	8	0.30
Certificates of deposit in other financial institutions	1,169	44	5.02	1,750	15	1.14
Securities available-for-sale	369,897	6,631	2.39	447,319	7,295	2.17
Loans receivable*	1,519,981	55,481	4.87	1,406,591	44,629	4.23
Federal Home Loan Bank stock	6,547	221	4.50	3,364	63	2.50
Total interest earning assets	1,929,923	$63,527	4.39	1,886,853	$52,173	3.69
Cash and non-interest bearing deposits in other financial institutions	18,723			21,279
Allowance for loan losses	(17,619)			(13,418)
Other noninterest bearing assets	154,227			142,254
Total assets	$2,085,254			$2,036,968

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,455,410	$17,258	1.58	$1,464,008	$1,597	0.15
Repurchase agreements	33,170	892	3.59	20,935	93	0.59
Borrowed funds	102,864	3,537	4.58	11,175	143	1.71
Total interest bearing liabilities	1,591,444	21,687	1.82	1,496,118	$1,833	0.16
Non-interest bearing deposits	326,431			369,704
Other noninterest bearing liabilities	30,178			22,510
Total liabilities	1,948,053			1,888,332
Total stockholders' equity	137,201			148,636
Total liabilities and stockholders' equity	$2,085,254			$2,036,968

Return on average assets	0.44%			0.73%
Return on average equity	6.68%			9.98%
Net interest margin (average earning assets)	2.89%			3.56%
Net interest margin (average earning assets) - tax equivalent	3.04%			3.75%
Net interest spread	2.57%			3.52%
Ratio of interest-earning assets to interest-bearing liabilities	1.21x			1.26x

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
ASSETS

Cash and non-interest bearing deposits in other financial institutions	$17,922	$23,210	$33,785	$19,965	$26,463
Interest bearing deposits in other financial institutions	52,875	89,706	20,342	11,210	11,151

Total cash and cash equivalents	71,648	115,673	54,781	31,282	38,296

Certificates of deposit in other financial institutions	-	-	2,452	2,456	2,214

Securities available-for-sale	339,280	368,136	377,901	370,896	359,035
Securities held-to-maturity	-	-	-	-	-
Loans held-for-sale	2,057	1,832	1,672	1,543	997
Loans receivable, net of deferred fees and costs	1,525,660	1,534,161	1,521,089	1,513,631	1,502,696
Less: allowance for credit losses (1)	(19,430)	(19,507)	(19,568)	(12,897)	(13,398)
Net loans receivable	1,506,230	1,514,654	1,501,521	1,500,734	1,489,298
Accrued interest receivable	7,864	7,714	7,717	7,421	6,849
Premises and equipment	38,810	39,204	39,732	40,212	43,865
Foreclosed real estate	-	-	-	-	-
Cash value of bank owned life insurance	32,509	32,316	32,115	31,936	31,754
Goodwill	22,395	22,395	22,395	22,395	22,615
Other intangible assets	3,636	4,015	4,402	4,794	5,188
Other assets	56,494	48,732	47,357	50,123	49,837

Total assets	$2,087,470	$2,161,218	$2,098,592	$2,070,339	$2,052,986

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$312,635	$315,671	$330,057	$359,092	$386,137
Interest bearing	1,471,402	1,479,476	1,476,053	1,415,925	1,446,827
Total	1,784,037	1,795,147	1,806,110	1,775,017	1,832,964
Repurchase agreements	48,310	46,402	28,423	15,503	21,966
Borrowed funds	100,000	150,000	100,000	120,000	56,174
Accrued expenses and other liabilities	36,080	32,919	24,323	23,426	23,859

Total liabilities	1,968,427	2,024,468	1,958,856	1,933,946	1,934,963

Commitments and contingencies

Stockholders' Equity:

Preferred stock, no par or stated value; 10,000,000 shares authorized, none outstanding	-	-	-	-	-
Common stock, no par or stated value	-	-		-
Additional paid-in capital	69,482	69,384	69,182	69,032	68,826
Accumulated other comprehensive loss	(78,848)	(60,185)	(55,895)	(64,300)	(79,839)
Retained earnings	128,409	127,551	126,449	131,661	129,036

Total stockholders' equity	119,043	136,750	139,736	136,393	118,023

Total liabilities and stockholders' equity	$2,087,470	$2,161,218	$2,098,592	$2,070,339	$2,052,986

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Quarter ended,					Nine months Ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Interest income:
Loans	$19,161	$18,694	$17,626	$17,504	$16,122	$55,481	$44,629
Securities & short-term investments	2,617	2,919	2,510	2,358	2,417	8,046	7,544
Total interest income	21,778	21,613	20,136	19,862	18,539	63,527	52,173
Interest expense:
Deposits	7,066	6,105	4,087	2,007	871	17,258	1,597
Borrowings	1,579	1,469	1,381	1,046	161	4,429	236
Total interest expense	8,645	7,574	5,468	3,053	1,032	21,687	1,833
Net interest income	13,133	14,039	14,668	16,809	17,507	41,840	50,340
Provision for credit losses	244	514	488	-	-	1,246	-
Net interest income after provision for credit losses	12,889	13,525	14,180	16,809	17,507	40,594	50,340
Noninterest income:
Fees and service charges	1,374	1,832	1,311	1,823	1,570	4,517	4,434
Wealth management operations	572	626	614	523	407	1,812	1,590
Gain on sale of loans held-for-sale, net	192	274	263	126	344	729	1,242
Increase in cash value of bank owned life insurance	193	201	179	182	183	573	628
(Loss) gain on sale of foreclosed real estate, net	2	(15)	-	16	-	(13)	-
(Loss) gain on sale of securities, net	-	(48)	-	-	23	(48)	662
Other	64	136	241	169	103	441	114
Total noninterest income	2,397	3,006	2,608	2,839	2,630	8,011	8,670
Noninterest expense:
Compensation and benefits	6,729	7,098	7,538	6,587	7,498	21,365	22,403
Occupancy and equipment	1,711	1,636	1,690	1,752	1,212	5,037	5,033
Data processing	1,085	1,407	973	1,238	1,804	3,465	5,512
Federal deposit insurance premiums	474	572	465	279	350	1,511	949
Marketing	235	159	255	284	587	649	1,623
Impairment charge on assets held for sale	-	-	-	1,232	-	-	-
Net loss recognized on sale of premises and equipment	-	-	-	49	254	-	254
Other	3,259	3,123	3,306	4,224	3,305	9,688	10,681
Total noninterest expense	13,493	13,995	14,227	15,645	15,010	41,715	46,455
Income before income taxes	1,793	2,536	2,561	4,003	5,127	6,890	12,555
Income tax expenses	(398)	98	321	45	571	21	1,433
Net income	$2,191	$2,438	$2,240	$3,958	$4,556	$6,869	$11,122

Earnings per common share:
Basic	0.52	0.57	0.52	0.93	1.07	1.60	2.68
Diluted	0.51	0.57	0.51	0.93	1.07	1.60	2.67

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Nonaccruing loans	$9,840	$12,071	$19,473	$18,128	$8,943
Accruing loans delinquent more than 90 days	233	255	878	248	1,982
Securities in non-accrual	1,155	1,075	1,017	1,048	1,027
Foreclosed real estate	71	61	60	-	-
Total nonperforming assets	$11,299	$13,462	$21,428	$19,424	$11,952

Allowance for credit losses (ACL):
ACL specific allowances for impaired loans	$554	$717	$1,075	$338	$749
ACL general allowances for loan portfolio	18,876	18,790	18,493	12,559	12,649
Total ACL	$19,430	$19,507	$19,568	$12,897	$13,398

	(Unaudited)
	September 30,	Required
	2023	To Be Well
	Actual Ratio	Capitalized
Capital Adequacy Bank
Common equity tier 1 capital to risk-weighted assets	10.2%	6.5%
Tier 1 capital to risk-weighted assets	10.2%	8.0%
Total capital to risk-weighted assets	11.2%	10.0%
Tier 1 capital to adjusted average assets	7.8%	5.0%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Three Months Ended,									Nine months Ended
	(unaudited)	September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022	September 30, 2023		September 30, 2022
	Calculation of tangible common equity
	Total stockholder's equity	$119,043		$136,750		$139,736		$136,393		$118,023	$119,043		$118,023
	Goodwill	(22,395)		(22,395)		(22,395)		(22,395)		(22,615)	(22,395)		(22,615)
	Other intangibles	(3,636)		(4,015)		(4,402)		(4,794)		(5,188)	(3,636)		(5,188)
(A)	Tangible common equity	$93,012		$110,340		$112,939		$109,204		$90,220	$93,012		$90,220

	Calculation of tangible common equity adjusted for accumulated other comprehensive loss (income)
(A)	Tangible common equity	$93,012		$110,340		$112,939		$109,204		$90,220	$93,012		$90,220
	Accumulated other comprehensive loss (income)	78,848		60,185		55,895		64,300		79,839	78,848		79,839
(B)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$171,860	#	$170,525	#	$168,834	#	$173,504	#	$170,059	$171,860	#	$170,059

	Calculation of tangible book value per share
(A)	Tangible common equity	$93,012		$110,340		$112,939		$109,204		$90,220	$93,012		$90,220
	Shares outstanding	4,301,080		4,303,766		4,304,026		4,298,401		4,297,900	4,301,080		4,297,900
	Tangible book value per diluted share	$21.63		$25.64		$26.24		$25.41		$20.99	$21.63		$20.99

	Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)
(B)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$171,860		$170,525		$168,834		$173,504		$170,059	$171,860		$170,059
	Diluted average common shares outstanding	4,301,080		4,303,766		4,304,026		4,298,401		4,297,900	4,301,080		4,297,900
	Tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)	$39.96		$39.62		$39.23		$40.36		$39.57	$39.96		$39.57

	Calculation of tangible common equity to total assets
(A)	Tangible common equity	$93,012		$110,340		$112,939		$109,204		$90,220	$93,012		$90,220
	Total assets	2,087,470		2,161,218		2,098,592		2,070,339		2,052,986	2,087,470		2,052,986
	Tangible common equity to total assets	4.46%		5.11%		5.38%		5.27%		4.39%	4.46%		4.39%
	Calculation of tangible common equity to total assets
(B)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$171,860		$170,525		$168,834		$173,504		$170,059	$171,860		$170,059
	Total assets	2,087,470		2,161,218		2,098,592		2,070,339		2,052,986	2,087,470		2,052,986
	Tangible common equity to total assets adjusted for accumulated other comprehensive loss (income)	8.23%		7.89%		8.05%		8.38%		8.28%	8.23%		8.28%

	Calculation of tax adjusted net interest margin
	Net interest income	$13,133		$14,039		$14,668		$16,809		$17,507	$41,840		$50,340
	Tax adjusted interest on securities and loans	730		748		756		791		817	2,234		2,713
	Adjusted net interest income	13,863		14,787		15,424		17,600		18,324	44,074		53,053
	Total average earning assets	1,930,118		1,950,774		1,908,647		1,886,596		1,910,722	1,929,923		1,886,853
	Tax adjusted net interest margin	2.87%		3.03%		3.23%		3.73%		3.84%	3.04%		3.75%

	Efficiency ratio
	Total non-interest expense	$13,493		$13,995		$14,227		$15,645		$15,010	$41,715		$46,455
	Total revenue	15,530		17,045		17,276		19,648		20,137	49,851		59,010
	Efficiency ratio	86.88%		82.11%		82.35%		79.63%		74.54%	83.68%		78.72%